As filed with the Securities and Exchange Commission on August 18, 2000.
                                                      Registration No. 333-42660
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                   MINNESOTA MINING AND MANUFACTURING COMPANY
             (Exact name of Registrant as specified in its charter)

                    Delaware                            41-0417775
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)               Identification No.)
                                    3M Center
                            St. Paul, Minnesota 55144
                                 (651) 733-1110
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               ------------------
                            Roger P. Smith, Secretary
                   Minnesota Mining and Manufacturing Company
                                    3M Center
                            St. Paul, Minnesota 55144
                                 (651) 733-1110
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                  [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.     [X]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________
         If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________
         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                                  [ ]

                               ------------------
                         CALCULATION OF REGISTRATION FEE

==================================================================================================

                                                   Proposed          Proposed
    Title of Each Class      Number of shares      Maximum            Maximum         Amount of
       of Securities              To be         Offering Price       Aggregate       Registration
     to be Registered           Registered       Per Share(1)    Offering Price(1)       Fee
--------------------------------------------------------------------------------------------------
Common Stock, par value of       128,994           $88.9375         $11,472,403       $3,028.71
     $0.01 per share
==================================================================================================

(1) Estimated in accordance with Rule 457 solely for the purposes of calculating the registration fee, based on the average of the high and low sales prices for the common stock reported on the New York Stock Exchange on July 25, 2000.


================================================================================

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 18, 2000


                   MINNESOTA MINING AND MANUFACTURING COMPANY
                                 128,994 SHARES
                                  COMMON STOCK

         This prospectus relates to the public offering, which is not being underwritten, of 128,994 shares of our common stock, par value $0.01 per share. Selling stockholders named in this document together with any of their pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer are collectively known as the selling stockholders. Selling stockholders may offer the shares from time to time.

         The prices at which such selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

         We originally issued the shares in connection with an Asset Purchase Agreement between StreamWorks International Inc., a Washington corporation and us, dated May 19, 2000. We issued the shares pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act"), provided under its Section 4(2). We are registering the shares pursuant to the Asset Purchase Agreement.

         Our common stock is listed on the New York, Chicago, Pacific and Swiss stock exchanges under the symbol "MMM." On July 25, 2000, the average of the high and low price for the common stock on the New York Stock Exchange was $88.9375.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

                 The date of this prospectus is August 18, 2000.

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------
                                                                      Page
--------------------------------------------------------------------------------
The Company                                                               3
--------------------------------------------------------------------------------
Risk Factors                                                              4
--------------------------------------------------------------------------------
Where You Can Find Additional Information                                 5
--------------------------------------------------------------------------------
Use of Proceeds                                                           6
--------------------------------------------------------------------------------
Plan of Distribution                                                      6
--------------------------------------------------------------------------------
Selling Stockholders                                                      8
--------------------------------------------------------------------------------
Description of Capital Stock                                              9
--------------------------------------------------------------------------------
Legal Matters                                                             11
--------------------------------------------------------------------------------
Experts                                                                   11
--------------------------------------------------------------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION.

         YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAT THE DATE ON THE FRONT OF THE DOCUMENTS.

         THE SHARES OF COMMON STOCK ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

                                   THE COMPANY

         3M was incorporated in 1929 under the laws of the State of Delaware to continue operations, begun in 1902, of a Minnesota corporation of the same name. 3M's principal executive offices are located at 3M Center, St. Paul, Minnesota 55144 (telephone: 651-733-1110).

         3M is an integrated enterprise characterized by substantial intercompany cooperation in research, manufacturing and marketing of products. 3M's business has developed from its research and technology in coating and bonding for coated abrasives, the company's original product. Coating and bonding is the process of applying one material to another, such as abrasive granules to paper or cloth (coated abrasives), adhesives to a backing (pressure-sensitive tapes), ceramic coating to granular mineral (roofing granules), glass beads to plastic backing (reflective sheeting), and low-tack adhesives to paper (repositionable notes).

         3M is among the leading manufacturers of products for many of the markets it serves. In all cases, 3M products are subject to direct or indirect competition. Most 3M products involve expertise in product development, manufacturing and marketing, and are subject to competition from products manufactured and sold by other technically oriented companies.

         Our strategic business units have been aggregated into six reportable segments: Industrial Markets, Health Care Markets, Transportation, Graphics and Safety Markets, Consumer and Office Markets, Electro and Communications Markets and Specialty Markets. These segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources. These segments have worldwide responsibility for virtually all 3M product lines. A few miscellaneous businesses and staff-sponsored products, as well as various corporate assets and corporate overhead expenses, are not assigned to the segments.

                                  RISK FACTORS

         An investment in our common stock involves a number of risks, some of which could be substantial and are inherent in our businesses. You should consider the following factors carefully before deciding to purchase shares of our common stock. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to:

         * The effects of, and changes in, worldwide economic conditions - We operate in more than 60 countries and derive approximately 52% of our revenues from sales outside the United States. Our business may be affected by factors in other countries that are outside our control, such as downturns in economic activity in a specific country or region, the economic difficulties that occurred in Asia in 1998 as an example; social, political or labor conditions in a specific country or region; or potential adverse foreign tax consequences.

         * Foreign currency exchange rates and fluctuations in those rates - Because we derive more than half of our revenues from sales outside the United States, our ability to realize projected growth rates in our sales and net earnings and our results of operations could be adversely affected if the United States dollar strengthens significantly against foreign currencies.

         * The timing and market acceptance of our new product offerings - Our growth objectives are largely dependent on our ability to renew our pipeline of new products and to bring those products to market. This ability may be adversely affected by difficulties or delays in product development, such as the inability to: identify viable new products; successfully complete clinical trials and obtain regulatory approvals; obtain adequate intellectual property protection; or gain market acceptance of new products.

         * Raw materials, including shortages and increases in the costs of key raw materials.

         * Acquisitions, divestitures and strategic alliances - As part of our strategy for growth, we have made and may continue to make acquisitions, divestitures and strategic alliances. However, there can be no assurance that these will be completed or beneficial to us.

         *  Legal proceedings (see discussion of Legal Proceedings in Part II,
            Item 1 of our Quarterly Report Form 10-Q for the period ended March 31, 2000).

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

         We "incorporate by reference" into this prospectus the information we file with the SEC, which means we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below that we filed with the SEC (File No. 1-3285) and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until our offering is completed.

         * Our Annual Report on Form 10-K for the year ended December 31, 1999, including certain information in our Annual Report to Stockholders for 1999.

         *  Our Proxy Statement dated March 26, 2000.

         * Our Quarterly Reports Form 10-Q for the periods ended March 31, 2000 and June 30, 2000.

         * Our Current Reports on Form 8-K filed on May 16, 2000 and July 27, 2000.

         * Our Current Reports on Form 8-K filed on November 20, 1996 and on July 27, 2000 pertaining to our bylaws and certificate of incorporation, respectively.

         You may request a free copy of these filings by writing to or telephoning us at the following address:

                           Office of the Secretary
                           3M Center Bldg. 220-14W-06
                           St. Paul, MN  55144-1000
                           Phone: (651) 733-1529
                           Fax: (651) 733-2782

                                 USE OF PROCEEDS

         All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholders who offer and sell their shares. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

                              PLAN OF DISTRIBUTION

         3M is registering 128,994 shares of our common stock (the "Shares") on behalf of the selling stockholders who may sell the Shares from time to time. The selling stockholders will act independently of 3M in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of, or a combination of, the following:

         * a block trade in which a broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         * purchases by a broker-dealer as principal and resale by such broker-dealer for its account,

         * ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         When selling the Shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

         * enter into transactions involving short sales of the Shares by broker-dealers;

         * sell Shares short themselves and deliver the Shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

         * enter into option or other types of transactions that require the Selling Stockholder to deliver Shares to a broker-dealer or other person, who will then resell or transfer the Shares under this prospectus; or

         * loan or pledge the Shares to a broker-dealer or other person, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling stockholders may negotiate and pay broker-dealers or other persons commissions, discounts or concessions for their services. Broker-dealers or other persons engaged by the selling shareholders may allow other broker-dealers or other persons to participate in resales. However, the selling stockholders and any broker-dealers or such other persons involved in the sale or resale of the Shares may qualify as "underwriters" within the meaning of the
Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' or their affiliates' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If the selling stockholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of
Section 5(b)(2) of the Securities Act.

         In addition to selling their Shares under this prospectus, the selling stockholders may:

         * agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the Shares, including liabilities arising under the Securities Act;

         * transfer their Shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

         * sell their Shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

         The selling stockholders have advised 3M that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares and that there is no underwriter or coordinating broker acting in connection with the proposed sale of Shares by selling stockholders.

         The Shares may be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our common stock for a period of one business day prior to the commencement of such distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of Shares by the selling stockholders. 3M will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares.

         Additional information related to the selling stockholders and the plan of distribution may be provided in one or more supplemental prospectuses.

         3M will bear all costs, expenses and fees in connection with the registration of the Shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the Shares.

                              SELLING STOCKHOLDERS

         The following table sets forth the number of Shares owned by the selling stockholders. In the past three years, none of the selling stockholders has had a material relationship with 3M, except that certain selling stockholders have become non-officer employees of 3M after the acquisition of StreamWorks International, Inc. pursuant to the Asset Purchase Agreement. No estimate can be given as to the number of Shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the Shares and because the selling stockholders have advised us that there currently are no agreements, arrangements or understandings with respect to the sale of any of the Shares. The Shares covered by this prospectus may be offered from time to time by the selling stockholders named below.

--------------------------------------------- ----------------- ----------------
SELLING STOCKHOLDERS                          SHARES            SHARES WHICH
                                              BENEFICIALLY      MAY BE SOLD
                                              OWNED PRIOR TO    PURSUANT TO THIS
                                              THE OFFERING(1)   PROSPECTUS(2)
--------------------------------------------- ----------------- ----------------
Robert L. Caldwell                            39,352            39,352
--------------------------------------------- ----------------- ----------------
MFT Co.                                       10,135            10,135
--------------------------------------------- ----------------- ----------------
Nicholas Schmitt, Jr.                         9,331             9,331
--------------------------------------------- ----------------- ----------------
Jeff & Connie Wieringa                        5,805             5,805
--------------------------------------------- ----------------- ----------------
Gary A. Borger                                2,915             2,915
--------------------------------------------- ----------------- ----------------
Christian Billard                             1,843             1,843
--------------------------------------------- ----------------- ----------------
Jason Borger                                  1,457             1,457
--------------------------------------------- ----------------- ----------------
D.B. Dun, Inc.                                1,152             1,152
--------------------------------------------- ----------------- ----------------
Michael L. Ewing                              1,020             1,020
--------------------------------------------- ----------------- ----------------
Gary A. Loomis                                1,822             1,822
--------------------------------------------- ----------------- ----------------
Nicholas B. Schmitt                           583               583
--------------------------------------------- ----------------- ----------------
Peter N. Schmitt                              583               583
--------------------------------------------- ----------------- ----------------
Dwight G. McMaster                            10,162            10,162
--------------------------------------------- ----------------- ----------------
James P. Chamberlin                           4,324             4,324
--------------------------------------------- ----------------- ----------------
James Klug                                    2,764             2,764
--------------------------------------------- ----------------- ----------------
Timothy J. McBean                             437               437
--------------------------------------------- ----------------- ----------------
Kevin K. Stubbs                               291               291
--------------------------------------------- ----------------- ----------------
Dan Dahl                                      583               583
--------------------------------------------- ----------------- ----------------
Jack Nicklaus                                 2,186             2,186
--------------------------------------------- ----------------- ----------------
SWI Washington Inc.                           32,249            32,249
--------------------------------------------- ----------------- ----------------
TOTAL                                         128,994           128,994
--------------------------------------------- ----------------- ----------------

(1) Represents beneficial ownership of less than one percent of 3M's outstanding capitalization.

(2) The registration statement of which this prospectus forms a part also shall cover any additional shares of our common stock which become issuable in connection with the Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of 3M's outstanding shares of common stock.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         Under our certificate of incorporation, we are authorized to issue 1,500,000,000 shares of common stock with a par value of $0.01 per share, and 10,000,000 shares of preferred stock without par value. The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are incorporated by reference in a registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

COMMON STOCK

         The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

PREFERRED STOCK

         The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

         *  restricting dividends on the common stock;

         *  diluting the voting power of the common stock;

         *  impairing the liquidation rights of the common stock; or

         * delaying or preventing a change in control of us without further action by the stockholders.

         No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

ANTI-TAKEOVER EFFECTS OF OUR CERTIFICATE AND BYLAWS AND DELAWARE LAW

         Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following more difficult:

         *  acquisition of us by means of a tender offer;

         *  acquisition of us by means of a proxy contest or otherwise; or

         *  removal of our incumbent officers and directors.

         These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that these provisions give our board the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our shareholders.

         * ELECTION AND REMOVAL OF DIRECTORS. Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

         * STOCKHOLDER MEETINGS. Under our bylaws, only the board of directors and the chairman of the board may call special meetings of stockholders.

         * REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND PROPOSALS. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

         * DELAWARE LAW. We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti- takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

         * SUPERMAJORITY PROVISIONS. Absent prior board approval, our certificate of incorporation requires approval by holders of at least 80% of the outstanding common stock for merger, sale or certain other business combinations.

         * ELIMINATION OF STOCKHOLDER ACTION BY WRITTEN CONSENT. Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

         * ELIMINATION OF CUMULATIVE VOTING. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

         * UNDESIGNATED PREFERRED STOCK. The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

         AMENDMENT OF CHARTER PROVISIONS. The amendment of certain of the above provisions would require approval by holders of at least 80% of the outstanding common stock.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Wells Fargo Bank N.A. Shareowner Services.

                                  LEGAL MATTERS

         Gregg M. Larson, who is our Assistant General Counsel, or another one of our lawyers, will issue an opinion about the validity of the shares offered in this prospectus, as well as certain other legal matters. Mr. Larson beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 1% of the total outstanding common stock.

                                     EXPERTS

         The audited financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of that firm as experts in auditing and accounting.

                              Independent Auditors

         With respect to our unaudited interim financial information for the three-month periods ended March 31, 2000 and 1999 and June 30, 2000 and 1999, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However their separate report dated April 25, 2000 and July 26, 2000 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

         WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                               ------------------

                                TABLE OF CONTENTS

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                                                                    Page
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The Company                                                             3
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Risk Factors                                                            4
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Where You Can Find Additional Information                               5
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Use of Proceeds                                                         6
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Plan of Distribution                                                    6
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Selling Stockholders                                                    8
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Description of Capital Stock                                            9
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Legal Matters                                                           11
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Experts                                                                 11
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                              MINNESOTA MINING AND
                              MANUFACTURING COMPANY

                                 128,994 SHARES
                                 OF COMMON STOCK

                                   PROSPECTUS
                                AUGUST [ ], 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the offering described in this registration statement.

         SEC registration fee........................................    $ 3,029
         Legal fees and expenses.....................................     10,000
         Auditors' fees and expenses.................................      3,000
         Miscellaneous expenses......................................      5,000
                  TOTAL..............................................    $21,029

Item 15. Indemnification of Directors and Officers.

         Our Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware, which currently permits a corporation to eliminate the liability of a director for monetary damages for breach of the duty of care, subject to appropriate stockholder approval. In addition, our Bylaws contain provisions entitling directors, officers, and employees to indemnification to the fullest extent permitted by current Delaware law.

Item 16. Exhibits.

     Exhibit    Description
       No.
        2.1     Asset Purchase Agreement between Minnesota Mining and
                Manufacturing Company and StreamWorks International Inc.
        5.1     Opinion of Gregg M. Larson, Assistant General Counsel of 3M as
                to the legality of the securities being registered and consent to the use of the opinion in this registration statement.
        15      Awareness letter of PricewaterhouseCoopers LLP (regarding
                interim financial information).
                Consents of counsel and experts:
        23.1    (a) Gregg M. Larson (included in opinion filed as Exhibit 5.1)
        23.2    (b) PricewaterhouseCoopers LLP
        24.1    Powers of Attorney (included on page II-4 of this registration statement)

Item 17.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota, on the 18th day of August, 2000.

                                MINNESOTA MINING AND MANUFACTURING COMPANY
                                By LIVIO D. DESIMONE, CHAIRMAN OF THE BOARD

                                By /s/ Roger P. Smith
                                  ----------------------------------------------
                                Roger P. Smith, ATTORNEY-IN-FACT

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors and the Principal Financial and Accounting Officer of MINNESOTA MINING AND MANUFACTURING COMPANY, a Delaware corporation, hereby constitute and appoint Livio D. DeSimone, Robert J. Burgstahler, John J. Ursu, Roger P. Smith, Janet L. Yeomans and Gregg M. Larson, or any of them, their true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for them and in their name, place, and stead, in any and all capacities, to do any and all acts and things and execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable MINNESOTA MINING AND MANUFACTURING COMPANY to comply with the Securities Exchange Act of 1933, as amended, to file a registration statement or statements covering not to exceed 150,000 shares of outstanding common stock of this Corporation which may be issued in connection with the acquisition StreamWorks International, Inc. and any and all registration and/or qualification (or exemption therefrom) of the Corporation's common stock for issue, offer, sale, or trade under the Blue Sky or securities laws of any of the states of the United States of America or the District of Columbia and in connection therewith to prepare, execute, certify, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process, and all other documents or instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain such registration or qualification for as long as they deem necessary or as required by law, and that this Board of Directors hereby adopts the form of any and all resolutions required by any such state authority to be filed in connection with any such application, report, consent to service of process, appointment of attorneys to receive service of process or other document or instrument if (1) in the opinion of the officer so acting, the adoption of such resolution is necessary or advisable, and (2) the Secretary evidences such adoption by filing with the minutes of this meeting copies of such resolutions, which shall thereupon be deemed to be adopted by this Board of Directors and incorporated in the minutes as part of this resolution with the same force and effect as if presented and adopted at this meeting.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                     Date
---------                    -----                                     ----
/s/ LIVIO D. DESIMONE        CHAIRMAN OF THE BOARD,              AUGUST 18, 2000
                             CHIEF EXECUTIVE OFFICER,
                             DIRECTOR
/s/ ROBERT J. BURGSTAHLER    VICE PRESIDENT, PRINCIPAL           AUGUST 18, 2000
                             FINANCIAL AND ACCOUNTING OFFICER
/s/ LINDA G. ALVARADO        DIRECTOR                            AUGUST 18, 2000
/s/ RONALD O. BAUKOL         DIRECTOR                            AUGUST 18, 2000
/s/ EDWARD A. BRENNAN        DIRECTOR                            AUGUST 18, 2000
/s/ EDWARD M. LIDDY          DIRECTOR                            AUGUST 18, 2000
/s/ AULANA L. PETERS         DIRECTOR                            AUGUST 18, 2000
/s/ ROZANNE L. RIDGWAY       DIRECTOR                            AUGUST 18, 2000
/s/ FRANK SCHRONTZ           DIRECTOR                            AUGUST 18, 2000
/s/ F. ALAN SMITH            DIRECTOR                            AUGUST 18, 2000
/s/ LOUIS W. SULLIVAN        DIRECTOR                            AUGUST 18, 2000


         Roger P. Smith, by signing his name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the other persons named above, filed with the Securities and Exchange Commission, on behalf of such other persons, all in the capacities and on the date stated, such persons being a majority of the directors and the Principal Financial and Accounting Officer of 3M.
                                       /s/ Roger P. Smith
                                       ---------------------------------
                                       Roger P. Smith, Attorney-in-Fact

                                INDEX TO EXHIBITS


      EXHIBIT   EXHIBIT TITLE
        NO.
        2.1     Asset Purchase Agreement between Minnesota Mining and
                Manufacturing Company and StreamWorks International Inc.
        5.1     Opinion of Gregg M. Larson, Assistant General Counsel of 3M as
                to the legality of the securities being registered and consent to the use of the opinion in this registration statement.
        15      Awareness Letter of PricewaterhouseCoopers LLP (regarding
                interim financial information)
                Consents of counsel and experts:
        23.1    (a) Gregg M. Larson (included in opinion filed as Exhibit 5.1)
        23.2    (b) PricewaterhouseCoopers LLP
        24.1    Powers of Attorney (included on page II-4 of this registration statement)